UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On January 27, 2015, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) approved the promotion of Raouf S. Ghali to the Chief Operating Officer (“COO”) position, effective immediately.  Mr. Ghali previously served as the Company’s President of the Project Management Group (International).  Biographical and other information regarding Mr. Ghali may be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”).  The information in the Proxy Statement under the headings “Executive Officers” and “Corporate Governance—Transactions with Related Persons” is incorporated herein by reference.

Senior Executive Retention Plan

On January 27, 2015, the Board, upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved and adopted the Hill International, Inc. 2015 Senior Executive Retention Plan (the “Plan”).

The Plan became effective immediately. The Board, following the recommendation of the Committee, adopted the Plan as part of its effort to minimize distractions to certain executives created by a pending or threatened change in control and to provide such executives with compensation and benefit arrangement upon a change in control which ensure that the executives’ expectations will be satisfied.  The Plan provides certain severance benefits during the two-year period immediately following a change in control (as defined in the Plan) to certain senior officers of the Company as selected by the Board, including each of the Company’s named executive officers with the exception of Messrs. Irvin E. Richter and David L. Richter who each have separate employment agreements, in the event of (i) involuntary termination of employment by the Company other than for certain events constituting “cause” set forth in the Plan, or (ii) voluntary resignation for good reason (as defined in the Plan). Under the Plan, following a qualifying termination, the participant will receive:

•                  a lump-sum payment of an amount equal to one year of the executive’s then base annual salary, payable within 30 days after the effective date of the event giving rise to the benefits under the Plan; and

•                  if the executive’s employment is terminated by the Company “without cause” or by the executive for “good reason” during the two-year period immediately following a change in control, any and all stock options, stock grants or other equity-based compensation granted to such executive will immediately vest.

If required by Internal Revenue Code Section 409A, payments or benefits to certain executives may be delayed by up to 6 months from the date of termination.

A participant that is a party to any employment agreement or other arrangement with the Company providing for severance is not eligible to receive benefits under the Plan unless he or she waives any rights to such other severance.  The Board may add executives to the Plan at its sole discretion, however, no executive may be removed from the Plan without the consent of such executive.  The Plan will terminate on the tenth anniversary of its adoption.  The Plan may not be terminated without the consent of all executives covered under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 28, 2015, we issued a press release announcing, among other things, the promotion of Mr. Ghali to the COO position. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Hill International, Inc. 2015 Senior Executive Retention Plan.

99.1                        Press Release dated January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: February 2, 2015	Title:	Senior Vice President and Chief Financial Officer